UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY		40229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Turning Point Brands, Inc. (the “Company”) expects to report its financial results for the fourth quarter and full year ended December 31, 2024 no later than March 15, 2025. However, in connection with a proposed private offering of the Company’s senior secured notes discussed in Item 8.01 below, the Company is providing certain preliminary estimated unaudited financial and operational information for the fourth quarter and full year ended December 31, 2024.

For the three months ended December 31, 2024, we estimate that our total net sales were between $93.1 million and $94.1 million, our income before income taxes from continuing operations was between $13.0 million and $14.0 million, our EBITDA was between $18.3 million and $19.3 million and our Adjusted EBITDA was between $25.3 million and $26.3 million.

For the year ended December 31, 2024, we estimate that our total net sales were between $360.0 million and $361.0 million, our income before income taxes from continuing operations was between $63.5 million and $64.5 million, our EBITDA was between $83.2 million and $84.2 million and our Adjusted EBITDA was between $103.5 million and $104.5 million.

Due to the contribution of our Creative Distribution Solutions (“CDS”) segment to General Wireless Operations, Inc., the Company began accounting for the results of operations and financial condition of the CDS segment as discontinued operations in the fourth quarter of 2024 and will recast all historical results for such accounting treatment beginning with its Annual Report on Form 10-K for the year ended December 31, 2024.  As a result, the figures above do not include the results of operations and financial condition of the CDS segment.

These preliminary results are unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors. Such estimated results are subject to the closing and finalization of financial and accounting procedures for the period (which have yet to be performed) and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. While we do not expect that our actual results will vary materially from the estimated results, there can be no assurance that these estimates are accurate. The preliminary financial data included in this offering memorandum has been prepared by, and is the responsibility of, the Company’s management. RSM US LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

The following tables present certain balance sheet data as of December 31, 2024, and cash flow data and operating results for the three months ending December 31, 2024, and year ended December 31, 2024, utilizing the mid-point of the Company’s preliminary estimated range of fourth quarter Net sales, Income before income taxes from continuing operations, EBITDA and Adjusted EBITDA.

(dollars in thousands)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
	(unaudited)	(unaudited)
Consolidated Statements of Income Data:
Net sales	$93,569	$360,549
Income before income taxes from continuing operations	13,537	63,951
EBITDA(1)	18,844	83,705
Adjusted EBITDA(1)	25,821	104,041
Total leverage ratio(2)		2.0x
Secure leverage ratio(3)		2.0x

	As of December 31, 2024 (As adjusted)(4)	As of December 31, 2024
	(unaudited)	(unaudited)
Consolidated Balance Sheet Data:
Cash	$90,158	$46,158
Notes payable and long-term debt	300,000	250,000
Notes payable and long-term debt less cash	209,842	203,842
Consolidated Statement of Cash Flows Data:
Capital expenditures	$4,715	$4,715

(1) To supplement its financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, the Company uses non-U.S. GAAP financial measures including EBITDA and Adjusted EBITDA.  The Company defines “EBITDA” as net income before interest expense, loss on extinguishment of debt, income taxes, depreciation, and amortization. The Company defines “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, income taxes, depreciation, amortization, other non-cash items, and other items that it does not consider ordinary course in our evaluation of ongoing, operating performance. The Company presents EBITDA and Adjusted EBITDA because they are key metrics used by management and The Company’s board of directors to assess its financial performance and are also used by management to assess performance for the purposes of executive compensation programs. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The Company believes that EBITDA and Adjusted EBITDA are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
(i)	They do not reflect cash expenditures, or future requirements for capital expenditures or contractual commitments;
(ii)	They do not reflect changes in, or cash requirements for, the Company’s working capital needs;
(iii)	They do not reflect the Company’s significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt; and
(iv)
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

(2) The Company calculates its Total Leverage Ratio by dividing notes payable and long-term debt, less cash, by Adjusted EBITDA.
(3) The Company calculates our Secured Leverage Ratio by dividing secured notes payable and long-term debt, less cash, by Adjusted EBITDA.
(4) As adjusted to give effect to the proposed offering and use of proceeds from the proposed offering.

The following tables reconcile EBITDA and Adjusted EBITDA to income before income taxes from continuing operations, in each case for the three months and year ended December 31, 2024 utilizing the mid-point of the Company’s estimated ranges for such metrics.

	Three Months Ended December 31	Year Ended December 31,
	2024	2024
	(unaudited)	(unaudited)
Income before income taxes from continuing operations	$13,537	$63,951
Add:
Interest expense, net	3,631	13,983
Depreciation expense	940	3,438
Amortization expense	736	2,333
EBITDA	$18,844	$83,705
Components of Adjusted EBITDA
Corporate restructuring(a)	$2,904	$4,634
ERP/CRM(b)	138	919
Stock options, restricted stock, and incentives expense(c)	1,523	7,243
Transactional expenses(d)	958	1,958
FDA PMTA(e)	512	3,592
Non-cash asset impairment(f)	-	2,722
FET refund(g)	-	(1,674)
Mark-to-market loss on Canadian inter-company note(h)	942	942
Adjusted EBITDA	$25,821	$104,041

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for non-recurring transaction expenses.
(e)
Represents costs associated with applications related to FDA premarket tobacco product application (the “PMTA”). The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(f)	Represents impairment of non-operating investment assets.
(g)	Represents a federal excise tax refund included in other operating income.
(h)	Represents mark-to-market loss attributable to foreign exchange fluctuation.

Item 8.01.	Other Events.

On February 10, 2025, the Company announced a proposed private offering of $300.0 million aggregate principal amount of its senior secured notes due 2032 (the “Notes”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Offering”).

The Notes will be the Company’s senior secured obligations and will be guaranteed on a senior secured basis by each of the Company’s wholly-owned domestic restricted subsidiaries that currently guarantee the Company’s Senior Secured Notes due 2026 (the “Existing Notes”). The Company intends to use the proceeds from the Offering (i) to redeem or refinance all of the Existing Notes, (ii) to pay related fees, costs and expenses and (iii) for general corporate purposes. The Offering is subject to market conditions.

This Current Report on Form 8-K does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: February 10, 2025	By:	/s/ Brittani N. Cushman
	Name:	Brittani N. Cushman
	Title:	Senior Vice President, General Counsel and Secretary